UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2009
Constant Contact, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001- 33707	04-3285398

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

Reservoir Place
1601 Trapelo Road, Suite 329
Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-99.1 Press release entitled "Constant Contact Names Daniel Nye to Board of Directors," issued by the Company on April 1, 2009

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Resignation of Director
     On March 31, 2009, Patrick Gallagher notified Constant Contact, Inc. (the “Company”) of his resignation from the Company’s Board of Directors, effective immediately. Mr. Gallagher’s decision to resign as a director was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
     (d) Election of Director
     On March 31, 2009, the Company’s Board of Directors elected Daniel T. H. Nye as a director to fill the vacancy created by Mr. Gallagher’s resignation. Mr. Nye was designated as a class II director and was elected to serve until the Company’s 2009 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. From February 2007 until December 2008, Mr. Nye served as Chief Executive Officer of LinkedIn Corporation, an online professional networking company. Mr. Nye was recommended to the Board of Directors by the Nominating and Corporate Governance Committee of the Board of Directors, in accordance with the provisions of its charter.
     There are no arrangements or understandings between Mr. Nye and any other person pursuant to which Mr. Nye was elected as a director. Mr. Nye has also been appointed to serve on the Audit Committee of the Board of Directors. There are no transactions in which Mr. Nye has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     In accordance with the Company’s director compensation policy, Mr. Nye will receive an annual retainer of $20,000 for service as a director, an additional annual fee of $5,000 for service on the Audit Committee and reimbursement for out-of-pocket expenses incurred in connection with attending the Company’s board and committee meetings.
     In accordance with the Company’s 2007 stock incentive plan, upon his election to the Board of Directors, Mr. Nye was granted an option to purchase 25,000 shares of the Company’s common stock with an exercise price of $13.99, the closing share price of the Company’s common stock on the date of grant, March 31, 2009. The option will vest over a three-year period, with 33.33% of the shares underlying the option vesting on March 31, 2010, and an additional 8.33% of the shares underlying the option vesting each three months thereafter, subject to Mr. Nye’s continued service as a director.
Item 8.01. Other Events
     On March 9, 2009, while it was permissible under the applicable securities laws for affiliates of the Company to purchase and sell securities of the Company, Michael T. Fitzgerald, one of the Company’s directors, entered into a binding trading plan to sell up to 60,000 shares of common stock of the Company from June 8, 2009 through December 19, 2009 (the “10b5-1 Plan”).
     Pursuant to the 10b5-1 Plan, certain shares of the Company’s common stock held by Mr. Fitzgerald will be sold on a periodic basis without further direction from Mr. Fitzgerald in accordance with the terms and conditions set forth in the 10b5-1 Plan, which include minimum sale price thresholds. Under the Company’s insider trading policy, trades will not occur under the 10b5-1 Plan until at least 90 days after the execution date of the 10b5-1 Plan.
     The 10b5-1 Plan is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Transactions made pursuant to the 10b5-1

Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 plans of the Company’s officers or directors, nor to report modifications or terminations of the 10b5-1 Plan described above.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
           The exhibit listed in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.
Date: April 1, 2009	By:	/s/ Robert P. Nault
Robert P. Nault
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled “Constant Contact Names Daniel Nye to Board of Directors,” issued by the Company on April 1, 2009.